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[MetLife(r) LOGO]                                           [Equity Office LOGO]


Contacts:
                           MetLife                      Equity Office
                           -------                      -------------
For Media:                 John Calagna                 Terry Holt
                           (212) 578-6252               (312) 466-3102 or
                                                        (312) 925-5387


For Investors:             Tracey Dedrick                Elizabeth Coronelli
                           (212) 578-5140                (312) 466-3286


        METLIFE SIGNS LEASE AT 1095 AVENUE OF THE AMERICAS IN MANHATTAN

     MetLife's Long Island City Office to Become an IT Center of Excellence


NEW YORK, December 28, 2006 - MetLife, Inc. (NYSE: MET) and Equity Office (NYSE:
EOP) announced today that MetLife has signed a 21-year lease at 1095 Avenue of the Americas in Midtown Manhattan. MetLife will occupy 12 floors in the building or approximately 410,000 square feet.

The company expects to begin moving certain operations, including a portion of its employees currently based in MetLife's Long Island City (LIC), Queens office, into the building, which is owned and is being redeveloped by Equity Office, in the fourth quarter of 2008.

MetLife intends to maintain a substantial ongoing presence in Queens. The LIC office, which will remain a key location for MetLife, will become primarily an IT Center of Excellence for the company.

"We are extremely pleased and excited about MetLife moving to 1095 Avenue of the Americas, which will be a premier class-A office tower," said C. Robert Henrikson, chairman of the board, president and chief executive officer of MetLife, Inc. "MetLife is a worldwide provider of financial solutions in today's global marketplace, and relocating to 1095 Avenue of the Americas will allow us room for future growth and expansion."

"Our Long Island City site will continue to serve as an important MetLife location, housing a state-of-the-art IT center for our company," continued Henrikson. "As we have since we first moved to LIC in 2001, we remain committed to this increasingly important central business district and we will continue to work with city officials to build on the significant progress already made in Long Island City's transformation."

Equity Office began the redevelopment of 1095 Avenue of the Americas in January 2006, and recently announced its first lease at the building with the law firm of Dechert LLP for 234,000 square feet. MetLife's lease will bring 1095 Avenue of the Americas to more than 60 percent leased, with approximately 400,000 square feet still available. The building is scheduled for occupancy in mid-2008.



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"MetLife is a premier anchor tenant for 1095 Avenue of the Americas," commented
Equity Office's Executive Vice President of Development Robert J. Winter, Jr. "The company's reputation and brand will reinforce the building as the preeminent corporate business address in Midtown."

"We are pleased that we have been able to work together collaboratively to reach an agreement that preserves jobs in Long Island City and allows MetLife to achieve its corporate objectives," said New York City Deputy Mayor Daniel L. Doctoroff.

"I am delighted that MetLife has recognized what a great place Western Queens is to do business and will be keeping a major presence there," said Congresswoman Carolyn Maloney (D, Queens, Manhattan). "Long Island City is truly an ideal location for MetLife's new IT center. I look forward to working with MetLife as we transform Western Queens into one of New York City's premier business and residential destinations."

The redevelopment of 1095 Avenue of the Americas includes a full-building exterior re-clad, expanded two-story lobby, new elevator cabs including controls and modernization, a sky lobby on the 23rd floor, redesigned retail space, updated common areas and a renovated 14,000-square-foot plaza. The project also features new building systems, including floor reconfigurations that will add approximately 45,000 usable square feet to the building, and window retrofits, which will enable energy and operating cost savings.

CB Richard Ellis represented Equity Office and Jones Lang LaSalle represented MetLife in the transaction.

About EOP
Equity Office, operating through its various subsidiaries and affiliates, is the largest publicly traded owner and manager of office properties in the United States by square footage. At September 30, 2006, Equity Office had a national office portfolio comprised of whole or partial interests in 585 office buildings located in 16 states and the District of Columbia. As of that date, Equity Office had an ownership presence in 24 Metropolitan Statistical Areas (MSAs) and in 100 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers.

Forward - Looking Statements
This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating this release and the outlook of Equity Office include, but are not limited to, changes in economic, business and competitive conditions, and other factors affecting the operation of the business of Equity Office. These and other risks and uncertainties are detailed from time to time in Equity Office's filings with the SEC, including its Form 10-K filed on March 15, 2006, as amended by Part II - Item 1A of our Form 10-Q filed on August 8, 2006. Equity Office is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.



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About MetLife

MetLife, Inc. is a leading provider of insurance and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its domestic and international subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance, reinsurance and retirement & savings products and services to corporations and other institutions. For more information, please visit www.metlife.com.

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to, the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or credit ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) the company's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and
(xv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.



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